Exhibit 21.1       List of Subsidiaries
                   --------------------
                                                         State in
                                                          Which
                                                         Organized
                                                         ---------
Subsidiary of Indianapolis Power & Light Company (IPL)


        IPL Funding Corporation                         Indiana

     IPL is wholly owned by IPALCO Enterprises, Inc. The subsidiary listed for IPL is wholly owned also.